EXHIBIT 10(b)


                                    AGREEMENT

         THIS AGREEMENT is made as of July 27, 1996 among Merchant Advisors, Limited Partnership, a Delaware limited partnership ("MALP"), Montgomery Ward & Co., Incorporated, an Illinois corporation ("MW") and ValueVision International, Inc., a Minnesota corporation ("VVI").


                                 R E C I T A L S


         A. Pursuant to a Restructuring Agreement of even date herewith between MW and VVI (the "Restructuring Agreement"), it is contemplated that MW and VVI will restructure their existing business relationship, and that a subsidiary of VVI will acquire all of the assets of Montgomery Ward Direct, L.P., a Delaware limited partnership.

         B. MALP, MW and VVI are all of the partners of Merchant Partners, Limited Partnership ("MPLP").

         C. It is contemplated that upon the closing of the transactions contemplated by the Restructuring Agreement, the parties will make additional capital contributions to MPLP. In the case of MW and VVI, these capital contributions will take the form of Series P Warrants of VVI to purchase shares of VVI at a purchase price of $.01 per share (the "New Warrants"). In the case of MALP, its capital contribution will take the form of cash or a promissory note. Concurrently with the making of said capital contributions, they will execute Amendment No. 3 to the First Amended and Restated Limited Partnership Agreement of MPLP, substantially in the form attached hereto as Exhibit A (the "Amendment").

         D. The parties desire to enter into this Agreement, for the purposes of agreeing to execute the Amendment and determining the amounts to be set forth in paragraph 3 of the Amendment.


                               A G R E E M E N T S

         NOW, THEREFORE, the parties agree as follows:

         1. On the date of closing of the acquisition of the assets of MWD as contemplated by paragraph 1 of the Restructuring Agreement (the "MWD Closing Date"), the parties hereto shall execute and deliver the Amendment, and make the capital contributions contemplated thereby.

         2. For the purposes of determining the values of the capital contributions of MW and VVI, as set forth in paragraph 3 of the Amendment, the number of warrants to be contributed by MW and VVI, respectively, to MPLP shall be multiplied by the last sale price of VVI's shares, as quoted on NASDAQ, on the MWD Closing Date.

         3. In order to determine the amount of the capital contribution of MALP for the purposes of the Amendment, the total value of the capital contributions of MW and VVI, as determined pursuant to the preceding paragraph, shall first be computed (the "Limited Partner Capital Contributions"). The capital contribution of MALP to MPLP shall be equal to .625% of the amount of the Limited Partner Capital Contributions.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


MERCHANT ADVISERS, LIMITED PARTNERSHIP


By:  Merchant Development Corp., general partner


     By: /s/ Raymond L. Bank
         --------------------------------
         Raymond L. Bank
         President



MONTGOMERY WARD & CO., INCORPORATED


By: /s/ John Workman
    -------------------------------------
    John Workman
    President



VALUEVISION INTERNATIONAL, INC.


By: /s/ Robert L. Johander
    -------------------------------------
    Robert L. Johander
    President